UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA (Address of principal executive offices)	01821 (Zip Code)

(617) 301-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On May 7, 2024, Quanterix Corporation (“Quanterix”) issued a press release announcing its financial results for the first quarter ended March 31, 2024 (the “Earnings Release”). A copy of the Earnings Release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 2, 2024, Brian J. Blaser notified Quanterix of his resignation from its Board of Directors, effective as of May 3, 2024.  His resignation from all public company boards on which he served was a condition of his appointment as President and Chief Executive Officer, and as a director, of QuidelOrtho Corporation as of May 6, 2024. His resignation was not because of any disagreement with Quanterix on any matter relating to its operations, policies or practices.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Release dated May 7, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

a
QUANTERIX CORPORATION

	By:	/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer

Date: May 7, 2024